UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 20, 2013

Armada Oil, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-52040	98-0195748
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

5220 Spring Valley Road
Suite 615
Dallas, TX 75254
 (Address of principal executive offices, including zip code)

(972) 490-9595
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 20, 2013, Armada Oil, Inc. (“we,” “us,” “our” or the “Company”) entered into a Unit Purchase Agreement (the “UPA”) with Gulfstar Resources, LLC, a private energy investment group (“Gulfstar”).  Pursuant to the terms of the UPA, our wholly owned subsidiary, Mesa Energy, Inc. (“Mesa”), formed a new Louisiana limited liability company, TNR Holdings, LLC (“TNR”), and contributed to TNR Mesa’s 100% membership interest in each of Tchefuncte Natural Resources, LLC (“Tchefuncte”) and Mesa Gulf Coast, LLC (“MGC”).  Tchefuncte owns a 100% working interest in the Lake Hermitage Field in Plaquemines Parish, Louisiana, along with various working interests in producing properties in four additional fields in Plaquemines and Lafourche Parishes, Louisiana.  MGC is the operator of all working interests owned by Tchefuncte.

Immediately thereafter, Gulfstar purchased from TNR 6,250 Class A Units of TNR at a price of $1,000 per Class A Unit ($6,250,000 in the aggregate), representing a 34.375% membership interest in TNR (“Tranche A”).  Gulfstar is obligated to purchase an additional aggregate 11,873 Class A Units of TNR at a price of $564.31 per Class A Unit ($6,700,053 in the aggregate), representing an additional 25.925% membership interest in TNR at one or more additional closings, within 30 days after the written request of TNR, provided that these subsequent closings must occur within 90 days of the initial closing (“Tranche B”).  Further, Gulfstar has an option to purchase up to an additional 9,718 Class A Units, at one or more additional closings, at a price of $468.20 per Class A Unit ($4,549,968 in the aggregate),  representing an additional 9.7% membership interest in TNR (“Tranche C”).  If Tranche B and Tranche C are funded as anticipated, Gulfstar’s aggregate member interest in TNR will be 70%.

The proceeds of Tranche A will be used in the Lake Hermitage Field for the workover and/or recompletion of a number of wells and the sidetracking of one well, to acquire and re-process 3-D seismic over the field, to create a contingency and reserve for additional projects and cash requirements, for general working capital and to pay fees and expenses of the transaction.  The net proceeds of Tranche B will be used to acquire producing properties or properties that are imminently producible, as reasonably determined by the Company after consultation with Gulfstar, in order to remove, if not entirely, then at least 50% of the security interest currently held by The F&M Bank & Trust Company (“F&M Bank”) from the portion of the properties owned by Tchefuncte that is equivalent to Gulfstar’s membership interest in TNR.  The net proceeds of Tranche C (if Gulfstar exercises its option) are intended to be used to drill and log a vertical wellbore to potentially be completed as a vertical or horizontal well and for infrastructure and contingencies on acreage in Carbon County, Wyoming (the “Wyoming Properties”) associated with the Company’s Seismic and Farmout Option Contract with Anadarko E&P Onshore LLC and Anadarko Land Corp. (the “Anadarko Contract”).

In connection with the development of the Company’s Wyoming Properties, in any well (or portion of a well) drilled with proceeds from the UPA, Gulfstar will receive a 5% permanent overriding royalty interest (“ORRI”) and a 5% temporary ORRI, both to be assigned upon receipt of an executed lease per the Anadarko Contract.  If the Company’s working interest in the well is less than 100%, the ORRIs will be proportionately reduced.  Upon any sale of assets by the Company that includes the leasehold on which a temporary ORRI has been assigned, Gulfstar agrees to include the temporary ORRI in the sale at a price reasonably equivalent to the asset sale price being received by the Company.

In connection with the development of the Company’s Oklahoma properties, in any well (or portion of a well) drilled with proceeds from the UPA, Gulfstar will receive a permanent ORRI on a per-drilling-unit basis equal to the difference between the existing royalty burden on each lease comprising the unit and 75%.  In addition, Gulfstar will receive a temporary ORRI equal to the difference between the permanent ORRI and 10%.  If the Company’s working interest in the well is less than 100%, the ORRIs will be proportionately reduced.  Upon any sale of assets by the Company that includes the leasehold on which a temporary ORRI has been assigned, Gulfstar agrees to include the temporary ORRI in the sale at a price reasonably equivalent to the asset sale price being received by the Company.

At the initial closing, Mesa and Gulfstar entered into an Amended and Restated Limited Liability Company Agreement of TNR (the “LLC Agreement”).  Under the LLC Agreement, membership interests in TNR are represented by units in one of two Classes, “Class A Units” and “Class B Units.”  The units purchased and to be purchased by Gulfstar are Class A Units, and the Units held by Mesa are Class B Units.  Except for amounts to be paid by Gulfstar for additional units under the UPA, no member is required to lend any funds to TNR or to make any additional capital contributions to TNR.

Under the UPA, Gulfstar has the right (but not the obligation) to cure any payment default under Mesa’s credit facility with F&M Bank.  If F&M Bank’s liens on the portion of the properties owned by Tchefuncte that is equivalent to Gulfstar’s membership interest in TNR are not removed by December 31, 2014, Gulfstar will have the right (but not the obligation) to pay such amounts to the Bank and/or provide such other security and/or replacement letters of credit as may be necessary to remove all such liens.  If Gulfstar exercises any such rights to cure a default, remove a lien, or make a payment, then any funds extended by Gulfstar in connection therewith will be treated as a capital contribution by Gulfstar to TNR as follows: (i) additional Class A Units will be issued to Gulfstar in an amount equal to the amount of cash (including expenses) extended by Gulfstar pursuant to the foregoing divided by $689.13; and (ii) for each Class A Unit so issued, a Class B Unit of Mesa will be cancelled.

In the UPA, the Company agreed not to take, or fail to take, any action, including requesting advances or borrowing additional funds, that will result in the total amount of principal and interest outstanding under the F&M Bank facility to be more than $8,222,693 or in the total amount of letters of credit outstanding thereunder to be more than $4,603,125.

In the event TNR proposes to issue additional units other than pursuant to the UPA, the existing members will have preemptive rights pro rata.

Under the LLC Agreement, distributions by TNR of available cash from operations will be made as follows:  (a) first, to the holders of Class A Units, until each holder of Class A Units has received cumulative aggregate distributions in an amount equal to a cumulative 8% annual return, compounded annually, on its unreturned capital contributions; and (b) second, to the holders of Class B Units and the Class A Units pro rata; provided that any distributions made pursuant to this sentence on or prior to June 30, 2014, will be made pursuant to clause (b) above and shall not be deemed a return of capital contributions.

Distributions by TNR of net proceeds from (i) any refinancing, sale, exchange, transfer, condemnation or other disposition of all or a portion of a property, facility, business, subsidiary or division of TNR, including any debt or equity interest therein; (ii) a sale of all or substantially all of TNR’s assets; or (iii) proceeds generated from the sale by TNR of equity interests or acceptance of capital contributions, including the sale of equity interests in any subsidiary or in connection with the formation of a joint venture, shall be made as follows:  (a) first, to the holders of Class A Units, pro rata, until each holder of Class A Units has received cumulative aggregate distributions in an amount equal to a cumulative 8% annual return, compounded annually, on its unreturned capital contributions; (b) second, to the holders of Class A Units until each holder of Class A Units has received cumulative aggregate distributions  equal to its unreturned capital contributions; (c) third, to the holders of Class B Units until the holders of Class B Units have received cumulative aggregate distributions equal to the difference between (x) a number determined by dividing (i) the aggregate capital contributions made by holders of the Class A Units by (ii) the aggregate ownership percentage of the holders of the Class A Units and (y) the aggregate capital contributions made by holders of the Class A Units; and (d) fourth, to the holders of Class B Units and Class A Units, pro rata.

TNR will distribute to each member, to the extent that distributions have not otherwise been made to such member as provided above, on at least a quarterly basis, an amount equal to, for such fiscal quarter after adjusting for the members’ allocable share of TNR’s tax losses carried to such fiscal quarter, at least 50% of the net taxable income allocated to each member for such quarter.

The operations and affairs of TNR will be managed under the direction of managers, who will form a management committee.  The initial management committee consists of three managers.  Gulfstar has the right to designate one manager, which initial designee is Marceau Schlumberger (who is also a director of the Company); (ii) Mesa has the right to designate one manager, which initial designee is Randy M. Griffin (also the Company’s Chief Executive Officer and director); and one manager is the President of TNR or another member of senior management designated by the management committee, which initial manager is David Freeman (who is also the Company’s Chief Operating Officer).  Upon the consummation of the purchase of additional Class A Units by Gulfstar pursuant to Tranche B under the UPA, the number of managers will increase to five, and Gulfstar will have the right to designate two additional managers.

None of the following actions (among others) may be taken by TNR without the prior written approval of the holders of a majority of the Class A Units:

•	File, consent to, or otherwise cause any bankruptcy proceeding;

•	Cause a dissolution, liquidation, merger, consolidation, reorganization or sale of all or substantially all assets of TNR or any subsidiary;

•	Cause TNR or any subsidiary to issue any new membership interest, voting interest, economic interest, or other equity interest, except as may be provided pursuant to the UPA;

•	Cause TNR or any subsidiary to solicit or accept additional capital contributions from members, except as may be provided pursuant to the UPA;

•
Cause TNR or any subsidiary to incur any indebtedness for borrowed money, incur any obligation evidenced by notes, bonds, debentures or similar instruments, enter into any capital lease obligations or directly or indirectly guarantee the indebtedness of another, except in each case for existing indebtedness and certain purchase money indebtedness;

•	Issue, redeem or repurchase any units of TNR or any equity interests of any subsidiary, except as may be provided pursuant to the UPA;

•	Convert TNR or any subsidiary into another form of entity;

•	Amend, modify or waive any provision of TNR’s certificate of formation;

•	Adopt a budget for TNR or any of its subsidiaries;

•	Make any capital or drilling expenditures that, in the aggregate, exceed $1,000,000 in any fiscal year with respect to TNR or any subsidiary;

•	Assign any leases;

•	Appoint an operator in connection with the operations of TNR or any subsidiary other than MGC;

•	Appoint or remove officers and upper management personnel, including, without limitation, the President of TNR; or

•	Cause TNR or any subsidiary to enter into a new line of business.

Transfers of units in TNR are subject to substantial restrictions under the LLC Agreement.  With limited exceptions, units may only be transferred upon the prior written consent of the holders of a majority of the Class A Units.  TNR first, and the members second, have rights of first refusal over any proposed transfer of units by another member, and the other members have co-sale rights for their units.  If a proposal for a sale of all or substantially all of TNR’s securities to, or a merger with or into another person for a specified price payable in cash, securities or any other consideration  shall have been approved by (a) Members holding a majority of the aggregate amount of units, (b) the holders of a majority of the Class A Units, and (c) the management committee, then members holding a majority of the aggregate amount of units may require all of the members to sell all of the units held by them to the party or parties whose proposal was so accepted.

At the closing of Tranche A, TNR also entered into a Consulting Services Agreement with Coral Reef Capital, LLC (“Coral Reef”), an affiliate of Gulfstar, pursuant to which, until the date on which Gulfstar disposes of all of its debt and equity interests in TNR, or the earlier termination of the Consulting Services Agreement due to specified defaults by Coral Reef, Coral Reef will provide certain consulting services to TNR.  TNR will pay Coral Reef an amount per year equal to 3% of the aggregate amount of capital contributions, debt investments and equity investments (collectively, the “Investments”) made by Coral Reef or its affiliates (including Gulfstar) to or in TNR or the Company.  Coral Reef is also entitled to reimbursement for all reasonable out-of-pocket expenses incurred in connection with the proper performance of the consulting services.

Mesa will make available to TNR certain assets and personnel employed by Mesa to provide certain corporate services to TNR, pursuant to a Transition Services Agreement, for an aggregate sum of $70,452 per month.

The foregoing is a summary of the material terms of various agreements referred to above. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

Our director, Marceau Schlumberger, is a partner of Coral Reef and, along with the other partners, shares responsibility for all major management and operational functions of the firm.  He is also the managing member of Gulfstar.  Because of his role in this transaction, Mr. Schlumberger abstained from all voting by the Company’s board of directors in relation thereto.

In connection with entering into the UPA, which required the consent of F&M Bank pursuant to our Loan Agreement with F&M Bank, Mesa entered into a Fourth Amendment to Loan Agreement, dated December 19, 2013, pursuant to the terms of which TNR executed an Unlimited Guaranty to F&M Bank relating to the Company’s obligations under our Loan Agreement with F&M Bank.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements.  The agreements may contain representations and warranties by each of the parties to the applicable agreement.  These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number	Description

10.1	Unit Purchase Agreement, dated as of December 20, 2013, among TNR Holdings LLC, Mesa Energy, Inc., the Company and Gulfstar Resources LLC

10.2	Amended and Restated Limited Liability Company Agreement of TNR Holdings LLC, dated as of December 20, 2013, between Mesa Energy, Inc., and Gulfstar Resources LLC

10.3	Consulting Services Agreement, dated as of December 20, 2013, between Coral Reef Capital LLC and TNR Holdings LLC

10.4	Transition Services Agreement, dated as of December 20, 2013, between Mesa Energy, Inc., and TNR Holdings LLC

10.5	Fourth Amendment to Loan Agreement between Mesa Energy, Inc., and The F&M Bank & Trust Company

10.6	Unlimited Guaranty dated December 19, 2013, by TNR Holdings, LLC, for the benefit of The F&M Bank & Trust Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Armada Oil, Inc.

Date: December 27, 2013	By:	/s/ Randy M. Griffin
Name: Randy M. Griffin
Title: Chief Executive Officer